                       QINNET HOLDINGS CORP.
                   (a development stage company)
                     CONSOLIDATED BALANCE SHEETS

                                          March 31,        December 31,
                                            2001              2000
--------------------------------------------------------------------------
                                         (Unaudited)

ASSETS
Current assets
  Cash and cash equivalents              $ 1,506,044       $  2,172,602
  Short term investments                   2,027,294          1,999,653
  Note receivable from an individual         100,000            100,000
  Prepaid expenses and other current
    assets                                   344,960             87,693
                                         -----------       ------------
Total current assets                       3,978,298          4,359,948

Property and equipment, net                  142,322            150,146
Note receivable from shareholder              50,334             50,313
Amount due from Qinnet.com                   404,544            345,072
Deposits on investments                    1,116,157          1,130,939
                                         -----------       ------------
                                         $ 5,691,655       $  6,036,418
                                         ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable and other
  accrued liabilities                    $   205,373       $    127,206
 Note payable to bank                        966,640            966,240
                                         -----------       ------------
                                           1,172,013          1,093,446

Note payable to bank                         966,640            966,240
Commitments and Contingencies                      -                  -
Stockholders' Equity
 Preferred stock, $0.0001 par value :              -                  -
  20,000,000 shares authorized; no shares
   issued or outstanding
 Common stock, $0.0001 par value :
                                               1,309              1,309
  100,000,000 shares authorized;
   13,088,100 issued and outstanding
 Additional paid in capital                7,458,371          7,458,371
 Accumulated deficit                      (3,913,663)        (3,483,716)
 Accumulated other comprehensive income        6,985                768
                                         -----------       ------------
Total Stockholders' Equity                 3,553,002          3,976,732
                                         -----------       ------------
                                         $ 5,691,655       $  6,036,418
                                         ============      ============

                       QINNET HOLDINGS CORP.
                   (a development stage company)
              CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Unaudited)

                           Cumulative from
                           inception (April
                           26, 1999) through    Three months    Three months
                              March             ended March     ended March
                            31, 2001              31, 2001       31, 2000
-----------------------------------------------------------------------------
Revenue
Internet phone services   $   140,963          $   140,963      $          -
Other                          13,877                2,655                 -
                           -----------          -----------      ------------
                              154,840              143,618                 -
Cost of revenue
Internet phone services       111,995              111,995                 -
Other                          13,814                2,628                 -
                           -----------          -----------      ------------
                              125,809              114,623                 -
Gross profit                   29,031               28,995                 -

Expenses
 General and administrative
  expenses                  3,832,116              461,579           194,813
 Marketing expenses           339,184               37,485            74,871
                           -----------          -----------      ------------
Loss from operations       (4,142,269)            (470,069)         (269,684)

Interest income               228,606               40,122            18,255
                           -----------          -----------      ------------
Net loss                  $(3,913,663)         $  (429,947)     $   (251,429)
                           ===========          ============     ============
Net loss per share -
basic and diluted                              $     (0.03)     $      (0.02)
                                                ============     ============
Weighted average number of shares
of common stock outstanding                      13,088,100        12,651,836

                       QINNET HOLDINGS CORP.
                   (a development stage company)
              CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited)

                           Cumulative from
                           inception (April
                           26, 1999) through    Three months    Three months
                              March             ended March     ended March
                            31, 2001              31, 2001       31, 2000
-----------------------------------------------------------------------------

Cash flows from operating activities
 Net loss                 $ (3,913,663)        $   (429,947)    $    (251,429)
 Adjustments to reconcile
 net loss to net cash
  Provided by (Used in)
   operating activities
  Depreciation and
   amortization                 24,380               10,393                 -
  Compensation expense from
   issuance of stock
   options                   1,989,000                    -                 -
  Changes in assets
   and liabilities :
  Increase in prepaid
   expenses and other
   current assets             (344,960)            (257,267)         (179,864)
  Increase in accounts
   payable and accrued
   liabilities                 205,373               78,167            62,357
                           -----------          -----------      ------------
  Net cash used in
  operating activities     (2,039,870)             (598,654)         (368,936)
                           -----------          -----------      ------------


Cash flows from investing activities
 Purchases of property
  and equipment              (166,702)               (2,569)           (7,484)
 Purchases of short term
  deposits                 (2,027,294)              (27,641)                -
 Advances under notes
  receivable                 (150,334)                  (21)                -
                           -----------          -----------      ------------
 Net cash flows used in
  investing activities     (2,344,330)              (30,231)           (7,484)
                           -----------          -----------      ------------

Cash flows from financing activities
 Proceeds from notes
   payable to bank          1,933,280                   800                 -
  Advances to directors
   and related parties     (1,520,701)              (44,690)          144,408
  Issuance of common
   stock                    5,470,680                     -         5,350,500
                           -----------          -----------      ------------
  Net cash flows provided
   by (used in) financing
   activities               5,883,259               (43,890)        5,494,908
                           -----------          -----------      ------------
  Effect of exchange rate
   changes on cash              6,985                 6,217               (31)
                           -----------          -----------      ------------
  Increase (Decrease) in cash
   and cash equivalents     1,506,044              (666,558)        5,118,457

  Cash and cash equivalents -
   beginning of period              -             2,172,602            52,858
                           -----------          -----------      ------------

  Cash and cash equivalents -
   end of period          $  1,506,044         $  1,506,044     $   5,171,315
                           ===========          ============     ============

                      QINNET HOLDINGS CORP.
                    (a development company)
              CONSOLIDATED STATEMENTS OF CASH FLOWS
          ( Prepared by management and without audit )
                           Cumulative from
                           inception (April
                           26, 1999) through    Three months    Three months
                              March             ended March     ended March
                            31, 2001              31, 2001       31, 2000
-----------------------------------------------------------------------------
Supplemental Information :

Cash paid for :
   Interest               $    103,496         $     29,097     $         775
   Income taxes                      -                    -                 -

                      Qinnet Holdings Corp.
                 (a development stage company)
        NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                   March 31, 2001 and 2000
                        (Unaudited)

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of the management all adjustments of a normal recurring nature necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results for the entire year. These condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company's annual consolidated financial statements and the notes thereto for the fiscal year ended December 31, 2000 included in its Form 8-K/A.

The unaudited condensed consolidated financial statements include Qinnet Holdings Corp. ("the Company"), its wholly owned subsidiaries, Beijing Qinnet Electronic Technologies Co. Ltd. ("Beijing Qinnet") and Qincom Networks, Inc. ("Qincom"). All significant inter-company transactions and accounts have been eliminated.


NOTE B - DESCRIPTION OF BUSINESS

Qinnet Holdings Corp., was incorporated on April 26, 1999 in the state of Washington. Qinnet Holdings Corp. and its wholly-owned subsidiaries (the "Company") are principally involved in: (i) developing software for internet-related applications; (ii) providing internet access services; (iii) providing long distance telephone and data transmission services using internet protocol technology; and (iv) providing technical support and training services to customers within the People's Republic of China (the "PRC").

The Company is a development stage enterprise and its activities through March 31, 2001 have been principally devoted to organizational activities and establishing its two wholly-owned subsidiaries, Beijing Qinnet, established in the PRC on December 6, 1999, and Qincom, a British Columbia, Canada company established on August 22, 2000. Beijing Qinnet also has two wholly-owned subsidiaries, Beijing IT Consulting Co., Ltd. and Hulunbeier Qinnet.

Beijing Qinnet participates in several joint venture agreements with Chinese internet companies and has options to purchase equity interests in two joint ventures. These two joint ventures are carried out by two operating corporations, namely, Tianjin Xiaodao Information Network Co. Ltd. ("Tianjin Qinnet") and Shenyang Qinnet Brainn Informerce Co. Ltd. ("Shenyang Qinnet"). Shenyang Qinnet is in the business of providing internet web site design and content development and related customer and technical support services. Tianjin Qinnet is in the business of providing internet access services. Currently, the President and CEO of the Company

                      Qinnet Holdings Corp.
                 (a development stage company)
        NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                   March 31, 2001 and 2000
                        (Unaudited)

NOTE B - DESCRIPTION OF BUSINESS - Continued

is the registered owner of 51% ownership interest in Shenyang Qinnet and 70% ownership interest in Tianjin Qinnet. The funds used to purchase the President and CEO's equity interests in these joint ventures were provided by Beijing Qinnet. Exercise of the first option would transfer 51% ownership of Shenyang Qinnet to Beijing Qinnet and would require the payment of 50,000 Chinese RMB or approximately $6,040. Further, Beijing Qinnet has the option to increase its ownership interest in this joint venture to 70% for an additional $200,000. Exercise of the other option would transfer 70% ownership of Tianjin Qinnet to Beijing Qinnet and would require the payment of 70,000 Chinese RMB or approximately $8,460. The option agreements have a five-year term expiring on March 24, 2005. The option arrangements have been structured to enable Beijing Qinnet to comply with PRC foreign ownership laws and restrictions. The option is transferable by Beijing Qinnet to give flexibility in structuring its ownership arrangement. The Company anticipates that the foreign ownership laws of the PRC may change prior to the expiration of the option period or the option will be extended.

The Company does not have any obligation to invest further capital in its joint ventures or subsidiary companies. The business plan of the Company calls for increased expenses associated with the achievement of its business plan. Management anticipates that revenues from operations will initially be insufficient to cover these expenses. As a result, the Company is fully dependent upon management and significant stockholders to provide sufficient working capital to preserve the integrity of the corporate entity until commencement of operations. There is no assurance that the Company will be able to raise the necessary capital to fund its initial and continuing operations.


NOTE C - NOTES PAYABLE TO BANK

Beijing Qinnet has two notes payable to a bank in the PRC. One of the notes for RMB8,000,000 (or approximately $966,640 at March 31, 2001) is due on April 16, 2002 and bears interest at 6.138%. The other note for RMB8,000,000 is due on December 14, 2001 and bears interest at 5.58%. The notes are secured by the Company's short term investments of $1,999,995 as of March 31, 2001.


NOTE D - FOREIGN CASH BALANCES

The Company maintains substantial foreign cash balances in financial institutions located in Canada and China. The Company has not experienced significant losses in such accounts due to changes in foreign currency exchange rates during the three-month period ended March 31, 2001.

                      Qinnet Holdings Corp.
                 (a development stage company)
        NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                   March 31, 2001 and 2000
                        (Unaudited)

NOTE E - SUBSEQUENT EVENT

On March 14, 2001, Qinnet.com, Inc. ("Qinnet.com") extended an offer to the Company's accredited United States shareholders and non-Canadian foreign shareholders to exchange each one share of the Company's common stock for one common share of Qinnet.com. Both the Company and Qinnet.com share common directors and officers. The President and Chief Executive Officer of Qinnet.com was also the majority shareholder of Qinnet.com. Qinnet.com is a development stage company and its business plan is to become a leading provider of value-added technology products and services to government entities, private enterprises and individuals within China in the areas of electronic book publishing, thin client server technology and internet-related technologies and services.

As of April 23, 2001, 12,275,100 of the outstanding common shares of the Company, representing approximately 93.8% of the outstanding common shares of the Company, have been exchanged for the equivalent amount of common shares in Qinnet.com, Inc. As of June 8, 2001, the remaining 813,000 of the Company's outstanding common shares were exchanged for common shares of Qinnet.com, Inc. on an exchange basis of one share of the Company's common stock for 1.05 shares of Qinnet.com, Inc. common stock. Effective June 8, 2001, Qinnet.com Inc. is the owner of all 13,088,100 shares of the Company's common stock.

In connection with the acquisition of the Company by Qinnet.com, Inc., Qinnet.com, Inc. has offered to exchange all of the outstanding stock options of the Company for the equivalent amount of stock options to purchase common stock of Qinnet.com, Inc. The options to be offered will be granted by Qinnet.com, Inc. in consideration of the cancellation by each optionee of their options to purchase shares of the Company's common stock. The options granted will be on the same general terms and will have the same exercise price as the Company's stock options.